Exhibit 5.1

                         ARTER & HADDEN
                  1717 MAIN STREET, SUITE 4100
                       DALLAS, TEXAS 75201
                          214/761-2100
                     214/741-7139 Facsimile

                        February 21, 1997



U.S. Long Distance Corp.
9311 San Pedro, Suite 100
San Antonio, Texas  78216

     Re:  Offering of Shares of Common Stock of U.S. Long Distance
          Corp.

Ladies and Gentlemen:

     On February 21, 1997, U.S. Long Distance Corp., a Delaware corporation (the "Company"), expects to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offering (the "Offering") of up to 100,000 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"), by certain stockholders of the Company and of up to 188,000 shares of Common Stock by certain current and former officers of the Company upon the sale of their restricted shares of Common Stock (the "Restricted Shares") (such stockholders and officers referred to collectively as the "Selling Stockholders"). Such Offering will be made pursuant to that prospectus covering 288,000 shares of Common Stock. This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Certificate of Incorporation and the Bylaws, both as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the filing of the Registration Statement, the issuance of the shares, the granting of the Restricted Shares and related matters; (iii) copies of each of the restricted share agreements with Company officers and the Agreement and Plan of Merger whereby the Selling Stockholders received their shares of Common Stock; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that (i) the 100,000 shares of Common Stock to be sold by certain stockholders in the Offering and (ii) the 188,000 shares of Common Stock (Restricted Shares) to be sold by current and former officers were validly issued and fully paid and are nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              /s/ Arter & Hadden

                              ARTER & HADDEN